Exhibit 4.2

Incorporated Under the Laws of the State of Delaware on March 15, 2002

NUMBER	SHARES
PF-«Number»	«Shares»

CUSIP 20009T 709

CombiMatrix Corporation

Authorized Capital Stock 30,000,000 Shares
25,000,000 Shares Common Stock, Par Value $0.001 Per Share
5,000,000 Shares Preferred Stock, Par Value $0.001 Per Share

THIS CERTIFIES THAT — «Name» — is the record holder of «AlphaNumeric» («Shares») shares of Series F Redeemable Convertible Preferred Stock of COMBIMATRIX CORPORATION, transferable only on the share register of said corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the corporation and upon the holders thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers this «Date» day of «Month», «Year».

Mark McDonough, President	Scott R. Burell, Secretary

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation or by any Certificate of Designation of Preferred Stock, and the number of shares constituting each series and the designations thereof, may be obtained by any shareholder upon request and without charge at the principal office of the corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian
TENENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of
survivorship and not as tenants	under Uniform Gifts to Minors
in common	Act
COM PROP — as community property	(State)
UNIF TRF MIN ACT — Custodian (until age )
(Cust) (Minor)
under Uniform Transfers
(Minor)
to Minors Act

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                       hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                      shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                        attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.

Dated:

X
X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.